Exhibit 10.18

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (this "Amendment") is executed as of December 14, 2021, between PEGASUS PARK, LLC, a Delaware limited liability company ("Landlord"), f/k/a Pegasus Place, LLC, and TAYSHA GENE THERAPIES, INC., a Delaware corporation ("Tenant"), for the purpose of amending the Lease (defined below). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Lease (defined below).

RECITALS:

A.Landlord and Tenant entered into that certain Lease Agreement dated effective January 8, 2021 (the "Lease"), with respect to certain premises located at in the mixed-use project commonly referred to as Pegasus Park in Dallas, Texas, as more particularly described therein.

B.The initial Premises currently consists of 15,173 rentable square feet in Suite 1430 (the "Initial Premise").

C.Tenant desires to expand the Premises to encompass the remainder of the 14th floor of the Building.

D.Landlord and Tenant desire to amend the Lease as hereinafter set forth.

AGREEMENTS:

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Landlord and Tenant hereby agree as follows:

1.Expansion of the Premises. On the Expansion Premises Commencement Date (defined below), the Premises shall be expanded to contain an additional 18,421 rentable square feet (the "Expansion Premises") shown on Exhibit A hereto, such that the Premises shall contain a total of 33,594 rentable square feet.

2.Expansion Premises Commencement Date. The Commencement Date for the Expansion Premises shall be first day of the first calendar month following Substantial Completion of the Work in the Expansion Premises (the "Expansion Premises Commencement Date"). All deadlines and timeframes related to the Expansion Premises shall run from the Expansion Premises Commencement Date.

TAYSHA GENE THERAPIES -FIRST AMENDMENT-Page 1

3.Basic Rent. Beginning on the Expansion Premises Commencement Date, Basic Rent for the Expansion Premises shall be the following amounts for the following periods of time:

	Annual Basic Rent Rate Per
Lease Month	Rentable Square Foot	Monthly Basic Rent
1 - 12	$26.00	$39,912.17
13-24	$27.30	$41,907.78
25-36	$28.67	$44,010.84
37-48	$30.10	$46,206.01
49-60	$31.60	$48,508.63
61-72	$33.18	$50,934.07
73-84	$34.84	$53,482.30
85-96	$36.58	$56,153.35
97-108	$38.41	$58,962.55
109-120	$40.33	$61,909.91

4.Tenant Improvements; Construction Allowance. The construction of the Work in the Expansion Premises shall be conducted consistent with Exhibit D of the Lease; provided, however, that the Construction Allowance, equal to $40 per rentable square foot, shall apply to the Expansion Premises only.

5.Right of First Refusal. Tenant shall have a right of first refusal with respect to space on the 15th floor of the Building, as provided in Exhibit B, attached hereto and made a part hereof for all purposes.

6.Ratification; Governing Law. Tenant hereby ratifies and confirms its obligations under the Lease, and represents and wan-ants to Landlord that it has no defenses thereto. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, (b) Tenant has no claims, counterclaims, set offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant, and (c) except as expressly provided for in this Amendment, all tenant finish-work allowances provided to Tenant under the Lease or otherwise, if any, have been paid in full by Landlord to Tenant, and Landlord has no further obligations with respect thereto. Except as modified hereby, the Lease shall remain in full effect and this Amendment shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State in which the Premises is located.

7.Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

[Signature Page Follows]

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Executed as of the date first written above.

LANDLORD:

PEGASUS PARK, LLC,

By:
Name:	Justin A. Small
Title:	President

TENANT:

TAYSHA GENE THERAPIES, INC.,

Aa Delaware Corporation

By:
Name:	Kamran Alam
Title:	Chief Financial Officer

TAYSHA GENE THERAPIES -FIRST AMENDMENT-Page 3

EXHIBIT A

Depiction of Expansion Premises

TAYSHA • LEVEL 14 TEST FIT

PEGASUSPAAK.3000 Da.U.,,., TX7S2-47 Park Drive

TAYSHA GENE THERAPIES - FIRST AMENDMENT - Exhibit A - Page 1

EXHIBITB

RIGHT OF FIRST REFUSAL

Provided no Event of Default exists and Tenant is occupying the entire Premises, before Landlord accepts any offer for space on the 15th floor of the Building (the "ROFR Space") from any third party, Landlord shall provide Tenant with notice, in writing of the terms and conditions of such offer (the "ROFR Notice").The ROFR Notice must include all material terms and conditions of the offer. The Basic Rent and other terms and conditions related to the subject space shall be as contained in the ROFR Notice. Tenant shall notify Landlord in writing within ten (10) days after receipt of the ROFR Notice ("ROFR Deadline") whether Tenant elects to exercise its right to lease the ROFR Space pursuant to the terms and conditions of the offer, as set forth in the ROFR Notice. If Tenant fails to notify Landlord of its election on or prior to the ROFR Deadline, Tenant's right of first refusal shall be deemed to have automatically and without further notice expired as to the offer that is the subject of the ROFR Notice and Landlord shall thereafter have the right to lease the ROFR Space to a third party on substantially the same terms and conditions stated in the ROFR Notice (or on terms which are better, but not materially worse, for Landlord in the aggregate considering all economic and non-economic terms of same). If Tenant timely elects to exercise the right of first refusal then Tenant and Landlord shall (within ten [10] business days thereafter) enter into an amendment to this Lease adding the ROFR Space to the Premises and incorporating the terms in the accepted ROFR Notice. If Tenant fails to timely exercise its rights prior to the ROFR Deadline, the right of first refusal shall be deemed to have automatically and without further notice expired and Landlord shall thereafter have the right to lease the ROFR Space to a third party on substantially the same terms and conditions stated in the ROFR Notice (or on tenns which are better, but not materially worse, for Landlord in the aggregate considering all economic and non-economic terms of same). If Tenant does not exercise its right hereunder and Landlord does not consummate the lease of the ROFR Space in accordance with the terms of the ROFR Notice within one hundred twenty (120) calendar days after the ROFR Deadline, this right of first refusal shall revive. Notwithstanding anything to the contrary contained herein, Landlord may reduce the Basic Rental rate for the ROFR Space by no more than ten percent (10%) of the Base Rental Rate set forth in the ROFR Notice without reviving the Tenant's right of first refusal hereunder. If Landlord consummates the lease of all or a portion of the ROFR Space to a third party within said 120-day period in compliance with this Exhibit I, this right of first refusal shall automatically terminate as to that portion of the ROFR Space without fmther notice.

In no event shall Landlord be obligated to pay a commission for any representation of Tenant with respect to the lease of the ROFR Space pursuant to this Exhibit, and Tenant and Landlord shall each indemnify the other against all costs, expenses attorneys' fees, and other liability for commissions or other compensation claimed by any broker or agent claiming the same. Tenant's rights under this Exhibit shall terminate if (a) this Lease or Tenant's right to possession of any of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises which was not otherwise approved or deemed approved by Landlord, or (c) less than thirty-six (36) full calendar months remain in the then-current Term of this Lease (unless during the initial Term and Tenant has exercised its renewal right).

TAYSHA GENE THERAPIES - FIRST AMENDMENT - Exhibit B - Page 1